Amended and Restated Schedule C to the Agreement dated December 1, 1997 by and between Marsico Capital Management, LLC and UMB Distribution Services, LLC (f/k/a Sunstone Distribution Services, LLC)

Schedule C Supplementing the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement dated December 1, 2018 by and between The Marsico Investment Fund and UMB Distribution Services, LLC (f/k/a Sunstone Distribution Services, LLC)

WHEREAS, Marsico Capital Management, LLC (“Adviser”), as investment adviser to The Marsico Investment Fund, a Delaware business trust (the “Trust” or the “Funds”), entered into an Agreement dated December 1, 1997 (“Initial Distribution Agreement”) with Sunstone Distribution Services, LLC, the corporate predecessor of UMB Distribution Services, LLC (“Distributor”) as distributor of the Funds, under which Distributor agreed to perform distribution services for the Funds and bill the services to the Funds under an agreed fee schedule, and MCM agreed to pay such billings if and to the extent the Funds could not pay them, as could occur at times for newly created funds;

WHEREAS, the Initial Distribution Agreement was followed by a separate Distribution Agreement between the Trust and Distributor entered into as of December 22, 1997, amended and restated as of November 14, 2002, and subsequently amended by an Amendment Agreement including a Third Amended and Restated Schedule B dated as of December 1, 2018 (together, the “Amended and Restated Distribution Agreement”), under which the Distributor agreed to provide services to the Trust substantially co-extensive with the services addressed in the Initial Distribution Agreement;

WHEREAS, the parties wish to amend the Fee Schedule to the Initial Distribution Agreement to clarify the fees to be billed to the Funds on and after December 1, 2018 for certain distribution-related services including call management, fulfillment, marketing and advertising, and other expenses, and for clarity the parties also wish to add the Fee Schedule as Schedule C Supplementing the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement;

NOW THEREFORE, intending to be legally bound, effective as of December 1, 2018, the undersigned hereby adopt the following Fee Schedule as the Amended and Restated Schedule C to the Agreement dated December 1, 1997 between Adviser and Distributor, and as Schedule C Supplementing the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement between the Trust and Distributor.

Fee Schedule

INBOUND CALL MANAGEMENT

♦	Inbound Calls
	◊	Live Operator	$1.25/minute
	◊	Voice Response Unit	$0.90/minute

♦	Outbound Calls
	◊ Live Operator	$1.75/minute
♦	Transfers
	◊ To Toll Number	$0.85/minute[1]
	◊ To 800 Number	$0.70/minute[1]
FULFILLMENT
♦	Standard Package for Mailing
	◊ Up to 3 pieces	$0.75
	◊ Additional inserts	$0.05 each
	◊ Personalized letter	$1.00 each
OTHER EXPENSES
♦	Postage	At cost
♦	Bulk mailings	At cost
♦	Automate call processor	At cost
♦	Facsimile (per sheet)	$1.50
♦	Photo copies	$0.25
♦	Express Deliveries	At cost
◊ Billed to caller (unless otherwise expressed by Fund)
♦	Customized monthly reports	$50.00 each
♦	Ad Hoc reports	$100.00 and up
♦	Customized programming	$100.00/hour
♦	Storage (per skid)	$20.00 per month

MARKETING AND ADVERTISING SERVICES

To be quoted on a project basis based on applicable hourly rates.

In witness whereof, the undersigned have executed this Amended and Restated Schedule C to the Agreement dated December 1, 1997, between Marsico Capital Management, LLC and UMB Distribution Services, LLC (f/k/a Sunstone Distribution Services, LLC) effective as of December 1, 2018, and Schedule C Supplementing the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement effective as of December 1, 2018.

[SIGNATURE PAGES FOLLOW]

[1]	Charges are in addition to ongoing charge for originating line.

Approval of Amended and Restated Schedule C to the Agreement dated December 1, 1997

MARSICO CAPITAL MANAGEMENT, LLC
(“Adviser”)

By:	/s/ Christopher J. Marsico
Christopher J. Marsico
President

UMB DISTRIBUTION SERVICES, LLC
(“Distributor”)

By:	/s/ Maureen A. Quill
Maureen A. Quill
President

Approval of Schedule C Supplementing the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement

THE MARSICO INVESTMENT FUND
(The “Trust”)

By:	/s/ Christopher J. Marsico
Christopher J. Marsico
Executive Vice President and Chief Operating Officer

UMB DISTRIBUTION SERVICES, LLC
(“UMBDS”)

By:	/s/ Maureen A. Quill
Maureen A. Quill
President